Exhibit 13.2

SG Blocks, Leading Innovator of Container-Based Structures, Retains Level Brands for Strategic Advisory and Consultancy Services with Chairman Emeritus Kathy Ireland

HONG KONG, Sept. 26, 2017 - SG Blocks, Inc. (NASDAQ: SGBX), a premier designer, innovator and fabricator of container-based structures, has retained Encore Endeavor 1, LLC, a wholly owned subsidiary of Level Brands, Inc., an innovative brand marketing and licensing company, for strategic advisory and consultancy services.

Under the collaboration, SG Blocks will work closely with Kathy Ireland, Chairman Emeritus and Chief Brand Strategist of Level Brands, Inc., along with EEI managing director, Stephen Roseberry, Global Creative Director, Jon Carrasco,EE1 co-founder, Nic Mendoza and Tommy Meharey, co-founder of I'M1, a Marine and executive with extensive building contractor experience for kathy ireland® Wedding and Resorts, to refine and enhance its brand identity and marketing resources. Level Brands will also focus on corporate brand management and employ its socially responsible branding initiatives to support SG Blocks as it continues to be the leader in utilizing code engineeredcargo shipping containers for construction. Ireland will also serve as chief communicator for SG Blocks' environmentally friendly and disruptive method of construction that encompasses an ever expanding roster of customers including Fortune 1000 companies, infrastructure companies, developers, human service organizations and the U.S. military.  Negotiations began in late May at the Licensing Expo in Las Vegas, Nevada.

"We are thrilled to announce our engagement with Level Brands and Kathy Ireland," stated Paul Galvin, Chairman and CEO of SG Blocks. "Kathy is one of the foremost business leaders in the world. Her guidance will be a valuable asset as SG Blocks continues to focus on our pipeline and expand our footprint with an efficient, green solution that both decreases lead time to market and lowers total building costs."

"SG Blocks is exclusively positioned as the only container supplier to receive an ESR from the International Code Council, which makes it a leader in the industry.  It also achieved notable operational and financial milestones in the past year, including a successful IPO," states Ireland from Hong Kong, where she is a guest speaker at The Forbes Global CEO conference. "Most importantly, all of us at Level Brands, greatly admire Paul's contributions to the nonprofit sector. SG Blocks is a creative, environmentally greener and affordable solution to businesses, nonprofits and people seeking a fresh, modern, realistic approach to diverse sectors who need new buildings and spaces. Housing, medical, retail, corporations, studios and nonprofits, will all benefit from this inspiring, innovative company. We look forward to working with Paul and his team."

SG Blocks was founded in 2007, and listed on the NASDAQ in June 2017. It utilizes code-engineered cargo shipping containers to construct and provide safe, strong and green structures and environments. Instead of consuming new steel and lumber, the firm capitalizes on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building. This unique methodology is transformative and delivers to its customers a sustainable and scalable solution that lowers their costs and increases lead-time to market. Clients have included Lacoste, Puma, Mini Cooper, Aman, Taco Bell, Marriott, Starbucks, Equinox and several branches of the U.S. military.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. For more information, visit www.sgblocks.com.

About Level Brands, Inc.

Level Brands creates bold, unconventional and socially responsible branding for leading businesses, with a focus on corporate brand management and consumer products marketing art, beauty, fashion, health & wellness, travel and entertainment. Licensed brand marketing is at the core of the Level Brand businesses: Ireland Men One, or I'M1, for millennial men and the women who love them; Encore Endeavor One, or EE1, corporate brand management and producer of experiential entertainment events and products across multiple platforms; Beauty & Pin-Ups, Level Brands' hair care and disruptive women's products brand.  Level Brands, Inc. has filed an Offering Statement for the offering of its securities on Form 1-A with the Securities and Exchange Commission but the Offering Statement has not yet become qualified. You may obtain a copy of the most recent version of the Preliminary Offering Circular which is a part of the Offering Statement, with the following link:_ https://www.sec.gov/Archives/edgar/data/1644903/000165495417008542/0001654954-17-008542-index.htm

 The offering is being made only by means of the Offering Circular.  No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until the Offering Statement is qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

Any information in this or any other communication or on Level Brands' website shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the SG Blocks' filings with the Securities and Exchange Commission (the "SEC") Thus, actual results could be materially different. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

KATHY IRELAND ARRIVES IN HIGH POINT FOR MICHAEL AMINI KATHY IRELAND HOME DESIGNS LAUNCH

October 12, 2017 -- LOS ANGELES -- Ireland will celebrate new partnership, visit Nourison showroom and renew lighting relationship with Pacific Coast Lighting until 2024.

Kathy Ireland, Chairman and CEO of kathy ireland Worldwide, Forbes cover subject and recognized, as one of the 50 most successful women in America, arrives in Greensboro, North Carolina's FBO Thursday, because the kathy ireland Worldwide's leased Gulfstream is too large for High Point's FBO.  Thursday will continue preparations for the launch of Michael Amini Kathy Ireland Home Designs, premiering in over 7500 square feet at the Amini Showroom on Friday.

This we be Ireland's 36th High Point Home market exhibition.  This is Mr. Amini's first effort in the affordable luxury category, where Ireland's millennial customers are an inspiration for the over 250 sku initial collection.  "Michael is simply my dream collaborator.  We've designed and sold billions of dollars in home furniture.  Some of it wonderful and some of it not as innovative as our dreams.  Michael naturally understands my vision.  He brings it forward into reality.  Having Michael and my Global Creative Director, Jon Carrasco work beside me in home design is a kathy ireland Worldwide dream team.  Michael deserves first billing in this partnership, because of his brilliant artistry and ability to make magnificent furniture at prices which are affordable.  Quality is never sacrificed in the hands of this artisan,” said Ireland.

Michael Amini said, "Kathy is a wonderful person, with great passion and success in business, furniture, royalty, philanthropy and fashion.  We are passionate to bring fresh air into the market for our customers."  Ireland will be accompanied by Jon Carrasco, Global Creative Director, kathy ireland Worldwide; Martin Sumichrast, Chair and CEO of Level Brands Inc., a Reg A plus IPO which is currently testing the waters; and Paul Raps, Ireland's partner in Kathleen Marie Paul Raps New York and Diamonds by kathy ireland.

 Over the course of the weekend, Ireland will wear over $30 million dollars in jewels from her personal collection of Kathleen Marie Paul Raps New York, Diamonds by kathy ireland and never before seen private jewelry gifts from Elizabeth Taylor to Ireland.  Ireland is rarely is photographed publicly in her private jewels.  This weekend will be an exception.  "The entire collection was designed as a tribute to our beloved Elizabeth, who taught me how to design wear jewelry.  More importantly, Elizabeth explained how and why to let sparkle bring attention to things that really matter, such as HIV/AIDS and the other scourges in the world, which must be defeated.  On December 1st, which is World AIDS Day, our President, Stephen Roseberry will deliver the first $100,000. of an ongoing commitment to the Elizabeth Taylor AIDS Foundation.  Fulfilling this pledge, at this time, is in honor of our partnership with Mr. Amini and his brilliantly, talented team.  Also available for viewing, is a rare glimpse of Elizabeth Taylor's Academy Award for her humanitarian efforts in the war on HIV/AIDS.  Elizabeth challenged us to bring about with the help of doctors, humanitarians and God, a generation free of HIV/AIDS.  We cannot let Elizabeth down.  It will happen," said Ireland.

Level Brands, Inc. has filed an Offering Statement for the offering of its securities on Form 1-A with the Securities and Exchange Commission but the Offering Statement has not yet become qualified. You may obtain a copy of the most recent version of the Preliminary Offering Circular which is a part of the Offering Statement, with the following link: https://www.sec.gov/Archives/edgar/data/1644903/000165495417008542/partiiandiii.htm. The offering is being made only by means of the Offering Circular.  No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until the Offering Statement is qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

Press Inquiries for Level Brands:

Susan Roush
805.624.7624
PR@LevelBrands.com

Press Inquiries for Kathy Ireland® and kathy ireland® Worldwide:

Blake Van Leer - BLVD Studios
202.525.8717

  Kathy Ireland to sparkle at Derek Jeter and Family's Turn 2 Foundation Gala

NEW YORK, Oct. 11, 2017 /PRNewswire/ - Kathy Ireland will grace the red carpet at approximately 6:30pm, during tomorrow night's Derek Jeter and Family's Turn 2 Foundation, a non-profit, which creates and supports signature programs and activities, which motivate young people to turn away from alcohol and drug abuse and turn 2 healthy living.  The evening is in Manhattan at Cipriani Wall Street restaurant.

Jeter and Ireland are both ambassadors for American Family Insurance.  Ireland said, "American Family Insurance is the epitome of insuring carefully and dreaming fearlessly!  Jack Salzwedel, Telisa Yancy, Rob Quesnel and Dwayne Maddox, lead an A Team.  It's an honor to stand with these extraordinary executives in supporting the Jeter family and the Turn 2 Foundation by giving young people, such healthy opportunities in life."

On Ireland's iconic diamond collection, which is rarely seen publicly and inspired by her mentor, Elizabeth Taylor, Ireland said, "Whenever I wear diamonds, it is an homage to Elizabeth the Queen of Jewels and much more importantly, the Queen of our Hearts, because of her total dedication on the war on HIV/AIDS.  Elizabeth taught the world to speak the language of diamonds and most of all, she always taught everyone who knew her, to act passionately, with courage and humanity."

This is kathy ireland Worldwide's second year as a gold and silver sponsor for the non-profit, joined bya n affiliate company, Level Brands Inc, which is currently testing the waters for a Reg A plus IPO.  Among Ireland's executive's attending the event will be, Paul Raps, Paul Raps New York,  Martin Sumichrast, Chairman and CEO of Level Brands Inc, Tommy Meharey, marine and co-founder of I'M1, a Level Brand subsidiary and Nic Mendoza, of EE1, also a subsidiary of Level Brands.  With Ireland and the Sumichrast group, investment bankers and board members, for Level Brands will be in attendance.  Ireland will wear vintage Valentino and bejeweled in over $10 million dollars in diamonds and saphires from her private collections of Kathleen Marie Paul Raps New York and Diamonds by kathy ireland.  Ireland is rarely photographed in her collection of fine jewels.  "Whenever I wear beautiful jewelry, I think of Elizabeth and frankly, no one wears diamonds in that same mesmerizing, spectacular way," said Ireland.

Level Brands, Inc. has filed an Offering Statement for the offering of its securities on Form 1-A with the Securities and Exchange Commission but the Offering Statement has not yet become qualified. You may obtain a copy of the most recent version of the Preliminary Offering Circular which is a part of the Offering Statement, with the following link: https://www.sec.gov/Archives/edgar/data/1644903/000165495417008542/partiiandiii.htm. The offering is being made only by means of the Offering Circular.  No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until the Offering Statement is qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

| Platform | Time | Copy | Image |
|---|---|---|---|
| Facebook | 12:00 PM | As Chairman Emeritus & Chief Brand Strategist, it's exciting to announce that Level Brands has launched a Reg A+ IPO. Please discover how you can join our revolution: http://bit.ly/LevelBrandsIPO |  |
| Twitter | 12:00 PM | Exciting to announce @LevelBrands_ has launched a Reg A+ IPO. Please discover how you can join our revolution: http://bit.ly/IPOLevelBrands | |
| Instagram | 12:00 PM | Exciting to announce that @LevelBrands has launched a Reg A+ IPO. Please discover how you can join our revolution. Link in my bio. | Same as above sized for Instagram |
| | | Add this link to Instagram bio - http://bit.ly/JoinLevelBrands | |

| Platform | Time | Copy | Image |
|---|---|---|---|
| Facebook | 12:00 PM | Level Brands' socially responsible business model propels everything they do. Learn more about the opportunity to participate in their Reg A+ IPO: http://bit.ly/LevelBrandsIPO | Love it. Live it. Own it. |
| Twitter | 12:00 PM | Level Brands' socially responsible business model propels everything they do. Learn more about their Reg A+ IPO: http://bit.ly/IPOLevelBrands | Same as above sized for Twitter |
| Instagram | 12:00 PM | Level Brands' socially responsible business model propels everything they do. Learn more about the opportunity to participate in their Reg A+ IPO. Link in bio. | Same as above sized for Instagram |
| | | Add this link to Instagram bio - http://bit.ly/JoinLevelBrands | |

| Platform | Time | Copy | Image |
|---|---|---|---|
| Facebook | 3:00 PM | Excellent Products. Socially Responsible Branding. Unique Business Opportunities.<br><br>That's why it's exciting to be Chief Brand Strategist of Level Brands. Now, through their Regulation A+ IPO, you can become a shareholder - http://bit.ly/LevelBrandsIPO | mae<br>100% natural<br>labial skin<br>moisturizer.<br>cleo |
| Twitter | 3:00 PM | Excellent Products. Responsible Branding. Unique Opportunities. That's why it's exciting to be part of @LevelBrands_ http://bit.ly/IPOLevelBrands | Same as above sized for Twitter |
| Instagram | 3:00 PM | Excellent Products. Socially Responsible Branding. Unique Business Opportunities.<br><br>That's why it's exciting to be Chief Brand Strategist of @LevelBrands. Now, through their Regulation A+ IPO, you can become a shareholder. Link in bio. | Same as above sized for Instagram |
| | | Add this link to Instagram bio - http://bit.ly/JoinLevelBrands | |

| Platform | Time | Copy | Image |
|---|---|---|---|
| Facebook | 12:00 PM | As Chairman Emeritus and Chief Brand Strategist of Level Brands, please believe, great companies have the power to disrupt – and even transform – industries.<br><br>Discover how Level Brands designs companies that disrupt industries - http://bit.ly/LevelBrandsIPO |  |
| Twitter | 12:00 PM | As @LevelBrands_ Chairman Emeritus & Chief Brand Strategist, please believe great companies can transform industries http://bit.ly/IPOLevelBrands | Same as above sized for Twitter |
| Instagram | 12:00 PM | As Chairman Emeritus and Chief Brand Strategist of Level Brands, please believe, great companies have the power to disrupt – and even transform – industries.<br><br>Discover how @LevelBrands designs companies that disrupt industries. Link in bio. #Inspire #Empower | Same as above sized for Instagram |
| | | Add this link to Instagram bio - http://bit.ly/JoinLevelBrands | |

| Platform | Time | Copy | Image |
|---|---|---|---|
| Facebook | 12:00 PM | Level Brands is redefining the meaning of beauty. Find out how you can join our revolution http://bit.ly/LevelBrandsIPO |  Fear<br>fearles |
| Twitter | 12:00 PM | Level Brands is redefining the meaning of beauty. Find out how you can join our revolution: http://bit.ly/IPOLevelBrands #SociallyConscious #IPO | Same as above sized for Twitter |
| Instagram | 12:00 PM | Level Brands is redefining the meaning of beauty. Find out how you can join our revolution. Link in bio. | Same as above sized for Instagram |
| | | Add this link to Instagram bio - http://bit.ly/JoinLevelBrands | |

| Platform | Time | Copy | Image |
|---|---|---|---|
| Facebook | 12:00 PM | Teach. Inspire. Empower. Make Our World Better.™<br><br>Level Brands is empowering the everyday investor with the opportunity to purchase shares. Get inspired: http://bit.ly/LevelBrandsIPO | IN BUSINESS,<br>IT'S ABOUT<br>PEOPLE.<br>IT'S ABOUT<br>RELATIONSHIPS.<br>- Kathy Ireland® |
| Twitter | 12:00 PM | Please see how @LevelBrands_ is empowering the everyday investor with the opportunity to purchase shares http://bit.ly/IPOLevelBrands #Empower | Same as above sized for Twitter |
| Instagram | 12:00 PM | Teach. Inspire. Empower. Make Our World Better.™<br><br>@LevelBrands is empowering the everyday investor with the opportunity to purchase shares. Link in bio. | Same as above sized for Instagram |
| | | Add this link to Instagram bio - http://bit.ly/JoinLevelBrands | |

**Facebook Ads**
**Level Brands**
**Reg A+ Offering**

CrowdfundX will run the following ads in parallel with each other in order to A/B test the effectiveness of the ad messaging. The performance of the ads will be tracked through analytics provided by the Facebook tracking pixels. Through this process, the lower performing ads will be stopped, allowing for more budget to be allocated to the higher performing ads.

| Ad Set 1 | |
|---|---|
| **A1** | **B1** |
|  |  |

| | |
|---|---|
| **Top Copy v1:** Become a shareholder in Level Brands with supermodel turned super mogul, Kathy Ireland®. | **Top Copy v1:** Level Brands brings you a fashionable IPO. |

| | |
|---|---|
| **Top Copy v2:** Become a shareholder in Level Brands alongside Chairman Emeritus Kathy Ireland® | **Top Copy v2:** Level Brands and Chairman Emeritus Kathy Ireland® bring you a fashionable IPO. |

**Headline:** Join Our Revolution
**Link Description:** Be a shareholder as we aim to bring social responsibility to the beauty & fashion industry

http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A1v1
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B1v1
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A1v2
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B1v2

| Ad Set 2 | |
|---|---|
| A2 | B2 |
|  |  |

| | |
|---|---|
| **Top Copy v1:** Now you can own a piece of Level Brands alongside significant shareholder, Kathy Ireland®. | **Top Copy v1:** Partner with the licensed branding team that propels kathy ireland® Worldwide. |

| | |
|---|---|
| **Top Copy v2:** Want to own a piece of Level Brands whose Chairman Emeritus is Kathy Ireland®? | **Top Copy v2:** Own shares in Level Brands, led by licensed branding team of kathy ireland® Worldwide. |

**Headline:** Join Our Revolution
**Link Description:** Be a shareholder as we aim to bring social responsibility to the beauty & fashion industry

http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A2v1
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B2v1
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A2v2
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B2v2

| Ad Set 3 | |
|---|---|
| A3 | B3 |
|  |  |

| | |
|---|---|
| **Top Copy:** Something special is happening at Level Brands, and you could own a piece of it. | **Top Copy:** Partner with Level Brands alongside our Chairman Emeritus and Chief Brand Strategist. |

**Headline:** Join Our Revolution
**Link Description:** Be a shareholder as we aim to bring social responsibility to the beauty & fashion industry

http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A3
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B3

| Ad Set 4 | |
|---|---|
| A4 | B4 |
|  |  |

| | |
|---|---|
| **Top Copy:** See how we're redefining the meaning of beauty at Level Brands. | **Top Copy:** Our socially responsible business model propels everything we do. Be part of it. |

**Headline:** Join Our Revolution
**Link Description:** Be a shareholder as we aim to bring social responsibility to the beauty & fashion industry

http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A4
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B4

| Ad Set 5 | |
|---|---|
| A5 | B5 |
| Fearless | Fearless |

| | |
|---|---|
| **Top Copy:** For the first time, a beautiful woman with Down syndrome is the face of a beauty campaign. | **Top Copy:** See how Beauty & Pin-Ups is redefining the meaning of beauty with Level Brands. |

**Headline:** Join Our Revolution
**Link Description:** Reg A+ now allows every American to purchase shares in companies like Level Brands.

http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A5
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B5

| Ad Set 6 | |
|---|---|
| **A6** | **B6** |
|  |  |

| | |
|---|---|
| **Top Copy v1:** I'M1 Co-Founder, Tommy Meharey, introduces a disruptive brand for millennial men. | **Top Copy v1:** I'M1, the men's brand co-founded by Tommy Meharey, makes a big splash in the Reg A+ space. |

| | |
|---|---|
| **Top Copy v2:** Partner with Tommy Meharey, I'M1 Co-Founder, millennial Dad, and Marine, in Reg A+ IPO. | **Top Copy v2:** Level Brands brings you the chance to partner with I'M1, lifestyle brand by Tommy Meharey. |

**Headline:** Join Our Revolution
**Link Description:** Reg A+ now allows every American to purchase shares in companies like Level Brands.

http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A6v1
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B6v1
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A6v2
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B6v2

| Ad Set 7 | |
|---|---|
| **A7** | **B7** |
|  |  |

| | |
|---|---|
| **Top Copy v1:** Level Brands introduces men's brand I'M1, co-founded by Tommy Meharey and Kathy Ireland®. | **Top Copy v1:** Tommy Meharey, the youngest board member of kiWW®, partners with Kathy Ireland® for I'M1. |

| | |
|---|---|
| **Top Copy v2:** Partner with I'M1, co-founded by Kathy Ireland® & Tommy Meharey, in Level Brands IPO. | **Top Copy v2:** Co-Founders Tommy Meharey & Kathy Ireland® bring I'M1 to the Level Brands family. |

**Headline:** Join Our Revolution
**Link Description:** Reg A+ now allows every American to purchase shares in companies like Level Brands.

http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A7v1
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B7v1
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A7v2
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B7v2

| Ad Set 8 | |
|---|---|
| A8 | B8 |
|  |  |

| | |
|---|---|
| **Top Copy:** Get cookin' with the Fit Chef, Andre Carthen, in Level Brands Reg A+ IPO. | **Top Copy:** Jump into the kitchen with Chef Andre Carthen. Level Brands is cooking up a Reg A+ IPO. |

**Headline:** Join Our Revolution
**Link Description:** Reg A+ now allows every American to purchase shares in companies like Level Brands.

http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A8
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B8

| Ad Set 9 | |
|---|---|
| **A9** | **B9** |
|  |  |

| | |
|---|---|
| **Top Copy:** Award-winning garden designer, Nicholas Walker shares his talents through Level Brands. | **Top Copy:** A chance to join Nicholas Walker, an innovative designer, is taking root at Level Brands |

**Headline:** Join Our Revolution
**Link Description:** Reg A+ now allows every American to purchase shares in companies like Level Brands.

http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=A9
http://banq.co/listings/lb?utm_source=fb&utm_medium=cpc&utm_campaign=lo&utm_content=B9

10/11/2017

# Level Brands, Inc.

## Investor Presentation
## Initial Public Offering

# Legal Disclaimer

This presentation may include "forward-looking statements." To the extent that the information presented in this presentation discusses financial projections, information, or expectations about Level Brands, Inc.'s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although Level Brands, Inc. believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the Offering Statement filed with the Securities and Exchange Commission (the "SEC"). Forward-looking statements speak only as of the date of the document in which they are contained, and Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

LB
Level Brands

2

# Offering Summary: Reg A+ IPO

## Reg A+ Offering Expected October 2017

- $34.75 million pre-money valuation (basic) [1]
- Level Brands Inc. anticipates its shares will trade on the NYSE American exchange under symbol LEVB [2]

NYSE AMERICAN™

| Issuer: | Level Brands, Inc. |
|---|---|
| Offering Type: | Regulation A+ Initial Public Offering |
| Proposed NYSE American listing: | LEVB |
| Offering Size: | Up to 1,700,000 shares (gross proceeds of $10,200,000) |
| Offering Price: | $6.00 per share |
| Additional Shares: | 300,000 shares or $1,800,000 gross proceeds |
| Use of Proceeds: | Brand development & expansion sales & marketing and general working capital |
| Sole Book-Running Manager: | Joseph Gunnar & Co. |
| Co-Manager: | TriPoint Global Equities, LLC |

(1) Assumes a price of $6.00 and 5,792,261 shares outstanding
(2) Successful listing on the NYSE American exchange is subject to meeting specific requirements and completion of the offering. Level Brands, Inc. listing entails significant ongoing corporate obligations including but not limited to disclosure, filing and notification requirements, as well compliance with applicable continued quantitative and qualitative listing standards.

LB Level Brands

3

# *Kathy Ireland®*

Chairman Emeritus & Chief Brand Strategist

Please view video @ www.LevelBrands.com/media

LB
rands
ds

Level Brands

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# Level Brands Overview

**We champion a bold, unconventional image, and social consciousness for our company and our brands.**

We strive to be an innovative licensing, marketing, and brand management company.

kathy ireland® HEALTH & WELLNESS

BEAUTY & PIN-UPS™

IM1 Ireland Men One

EE1 Encore Endeavor One

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# Organization | Ownership Summary

LB
Level Brands
I'M1 Holdings LLC*
EE1 Holdings LLC*
100%**
100%
51%
51%
49%
49%
kathy ireland®
HEALTH & WELLNESS
BEAUTY & PIN-UPS
I'M1
Ireland Men One
EE1
Encore Endeavor One

**10-year exclusive license agreement for *kathy ireland*® Health & Wellness.

## Level Brands, Inc.
## Major Shareholders (Pre-Offering)

- All officers and directors as a group
  16.1%
- G. Tyler Runnels
  10.4%
- StoneStreet Partners Opportunity Fund II
  5.4%
- IM1 Holdings LLC*
  10.1%
- EE1 Holdings LLC*
  4.9%

* Ms. Ireland, Messrs., Erik Sterling, Jason Winters, Stephen Roseberry and Jon Carrasco have shared voting and dispositive control over securities held of record by IM1 Holdings, LLC and EE1 Holdings, LLC. Ms. Ireland and Mr. Sterling, through their family trusts, are the majority members of IM1 Holdings, LLC and EE1 Holdings, LLC. (Percentages are prior to offering).

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# Licensing & Brand Management Business Model

**Level Brands seeks to structure contracts with components that provide revenue in two phases, as well as opportunity for capital appreciation.**

## Initial Revenue

**Cash or Equity**

- Upon signing a new licensing agreement, licensor pays Level Brands all or some of the following: marketing fees, equity issuance, upfront licensing fees, minimum royalty guarantees, and advisory fees.

## Potential Recurring Revenue

**Royalties on Every Unit Sold**

- Level Brands' unique strategic and creative branding and merchandising expertise drives potential sales of licensed products to generate royalties, includes 3rd party contacts/referrals
- Annual marketing and licensing fees
- No cost, no inventory

## Potential Long Term Benefit

**Equity transaction**

- In some cases, Level Brands aligns its interest with its customer with an equity position and in doing so we will seek to capitalize on our equity position based on their success.

**Examples of recent agreements:**

| | | |
|---|---|---|
| **SG Blocks**<br>50K shares common stock; $245K approximate value, option to purchase 50K stock options, $25,000 marketing advance, 1 year agreement renewable | 3.5% royalty, $25,000 marketing expenses as needed, 0.25% royalty on annual gross revenues over $25MM | Potential sale of common stock (currently listed on NASDAQ) |
| **Damiva**<br>Warrants for 56,552 shares of common stock, $75,000 royalty minimum guarantee annually, $75,000 marketing fee, 5 year agreement | $75,000 min. royalty minimum guarantee annually (1.5% royalties for sales up to $25MM; 2% for 25MM+) $75,000 annual marketing fee | Potential sale of common stock |
| **Oxigen**<br>1,600,000 shares common stock, valued at $912,000, 4 year agreement | $0.40 to $0.60 per case of product sold | Potential sale of common stock |

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Level Brands

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# I'M1 Video

Please view video @ www.LevelBrands.com/media

I'M1

Ireland Men One

LB Level Brands

(Potential Licensing Categories)

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# Ireland Men One: I'M1

"For millennial men, and the women who love them"

**Founded in 2017, I'M1 is a lifestyle brand established to capitalize on potentially lucrative licensing and co-branding opportunities with brands focused on millennials.**

- Led by co-founder Tommy Meharey, millennial, Marine, father and youngest board member of kathy ireland® Worldwide
- Goal is to become a leader in grooming, personal care, cologne, accessories, jewelry and apparel categories
- Represented 51% of net sales for the first nine months of 2017

**Tommy Meharey**

**The I'M1 goal is to become known amongst households as a socially conscious brand for millennial men and the women who love them.**

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# Ireland Men One
## Initial Licensing Transactions

ANDRÉ PHILLIPE

### I'M1 Men's Fashion

- **I'M1 Suits by André Philippe launches Fall 2017** - custom suiting, ready-to-wear trousers, jackets and other luxury menswear items
- A Fashion-forward styling design to appeal to millennials on the fast-track to establishing their careers
- The $402 billion global menswear industry has 4.5% average annual growth*
- The global market for men's designer apparel is projected to reach nearly $44 billion in 2020*
- 5 year agreement, 4% royalty fee, $12,000 initial fee

LOOSE LEAF
NEW YORK

### I'M1 Accessories

- **I'M1 Eyewear by Loose Leaf** will begin retail placement of men's fashion eyewear in December 2017, with continued retail and online merchandising expansion in early 2018
- Sunglasses are a key fashion accessory for millennial men
- The global premium fashion sunglasses and frames segment of the eyewear market is worth nearly $13 billion**
- 5 year agreement, 4% royalty fee, $15,000 annual marketing fee

KŪRE

### I'M1 Millennial Lifestyle Choice

- **KURE Vaporium Lifestyle Lounges** are developing a new I'M1 lounge that is expected to bring an upscale 'cool culture' lounge lifestyle with quality product experiences for today's healthier alternative
- I'M1 branded products in development to include KURE premium vape juices and equipment
- The $4.4 billion US vapor/e-cigarette market is projected to eclipse $10 billion by 2020***
- The US is the largest global vaping market, at 53%, with 50% of U.S. adult smokers having tried or expressed interest in vapor****
- 10 year agreement, 5% royalty fee, $600,000 advisory fee for branding strategy services

Sources: *FashionUnited Business Intelligence, "The Menswear Market" Infographic, November 8, 2016 Infographic, includes FUBI sourcing Euromonitor International, FUBI sourcing World Trade data. **The Business Of Fashion, "A Closer Look at the $13 Billion Premium Eyewear Market," May 15, 2015; ***Wells Fargo Securities, LLC and Nielsen C-Store Database estimates; ****Wells Fargo Securities, LLC and Euromonitor

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# Encore Endeavor One

## Brand Management & Experiential Entertainment

Encore Endeavor One

**Brand Management Services**

- **Creative development, and marketing management for our clients as well as Level Brands and its subsidiaries.**
- **Strategic product alignment and placement services for Level Brands' clients and its subsidiaries.**
- **Brand strategy, extension, and distribution support.**
- **Social and traditional media support.**

## Romero Britto

Romero Britto, world-renowned neo-pop artist who uses vibrant colors and bold patterns as a visual expression of hope and happiness. Domestic product licensing and licensing-related entertainment ventures. 9 year agreement, 35% royalties

*kathy ireland®* by Romero Britto 2017. Courtesy of Jon Carrasco for the *kathy ireland®* Trust.

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# Encore Endeavor One

## Brand Management & Experiential Entertainment

### David Tutera

Award-winning designer, wedding and entertaining authority, television star, author and philanthropist David Tutera. David's career includes fashion, weddings, books, broadcasting and magnificent events. 5 year agreement, 12.5% royalties.

OXiGEN

### OXiGEN™ **Water**

Formula Four Beverages' OXiGEN™ takes water to a whole new level. OXiGEN™ water and shot both contain proprietary, highly stable O4 oxygen molecule to reduce effects of fatigue and improve post-exercise recovery. Brand marketing and strategy. $0.40 to $0.60 per case of product sold.

### Damiva

Damiva's all-natural vaginal health product line for women of all ages, aligns with the team's efforts to impact the women's product industry by breaking down barriers and creating innovative and natural products. Brand marketing and strategy. Minimum annual royalty guarantee plus annual marketing fees.

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# Encore Endeavor One

## Brand Management & Experiential Entertainment

EE1 Encore Endeavor One

sgblocks

### SG Blocks

SG Blocks (NASDAQ: SGBX) is a premier designer, innovator, and fabricator of container-based structures. Brand licensing, 1 year agreement renewable, 3.5% royalty.

### Chef Andre Carthen

aka the Fit Chef, is a celebrity chef who has contributed to a New York Times #1 best seller and appeared on many network television shows and in syndication. Brand licensing. 7 year agreement, 80% royalty fee.

### Nicholas Walker

An accomplished garden designer-builder. Nicholas and Kathy's collaboration received a gold medal from the San Francisco garden show. Nicholas has appeared in Architectural Digest, on Oprah, and HGTV. Brand licensing. 7 year agreement, 80% royalty fee.

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# Encore Endeavor One

## Brand Management & Experiential Entertainment

EE1
Encore Endeavor One

### EE1 Entertainment Projects in Development

***Experiential Entertainment***

- Recordings, Film and TV
- Web and Live Events
- Entertainment Experiences

M2M

**Model 2 Mogul**
A television series to inspire the next generation of business moguls, starring *Kathy Ireland®*, is currently in negotiations with several studios.

BAD GIRLS

**Bad Girls**
A motion picture for TV or film, in active discussions with multiple studios and networks. When sold, boasts licensing merchandise avenues for additional growth opportunities.

BMG

### Bertelsmann Music Group

The first recording is underway for a new EE1 entertainment project, which includes multiple concept songbook albums and programming. Global distribution for these albums is yet to be finalized.

**Worldwide Business with *kathy ireland®***
***kathy ireland®* Creative Living – Multi Media Productions produced in association with EE1**
An award winning business and health program that is independently produced. The show provides its viewers an in-depth opportunity to find solutions to the industry problems from some of the top business leaders from across the globe. Currently broadcasting globally via Bloomberg International and Fox Business.

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Level Brands

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# EE1- Model 2 Mogul Video

Please view video @ www.LevelBrands.com/media

M2M

LB Level Brands

(In Development)

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# EE1- Bad Girls Video

Please view video @ www.LevelBrands.com/media

LB Level Brands

(In Development)

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# *kathy ireland®* Health & Wellness

- **Level Brands' newest business unit – launched September 2017**
- **All products to be branded: *kathy ireland®* Health & Wellness**
- **Health and Wellness is one of today's and tomorrow's top consumer lifestyle focus segments**
- **Wide-ranging, all-encompassing category**
- **Health and Wellness is becoming a global movement - consumers seek to ensure healthy, happy lives for as long as possible, especially as average life-spans continue to rise**

## Target Market Sectors Include:

- Beauty at Every Age
- Healthy Eating
- Nutrition & Weight Loss
- Wellness Tourism
- Fitness & Mind-Body
- Preventive & Personalized Medicine
- Complementary & Alternative Medicine
- Wellness Lifestyle Real Estate
- Spa Industry
- Thermal/Mineral Springs
- Workplace Wellness

***Kathy Ireland,* according to UCLA, is one of the top 10 health advocates. Ms. Ireland is global ambassador for YWCA-GLA, Best Buddies and the Elizabeth Taylor AIDS Foundation.

*Kathy Ireland®*

### World Health Organization

**Definition of Health:** Health is a state of complete physical, mental and social well-being and not merely the absence of disease or infirmity.

### Global Wellness Institute

Estimates are the worldwide wellness industry grew by 10.6% to $3.72 trillion between 2013 and 2015, while the global economy decreased by 3.6% — making it one of the world's fastest-growing markets.

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# Beauty & Pin-Ups

"Beauty belongs to everyone"

## Professional Hair Care Line with a Social Conscience

- Innovative and cutting edge producer and marketer in the beauty industry
- 11 products, including shampoos, conditioners, styling aides and a patented styling tool
- Redefining Beauty - Brand Tenets:
  - ✓ Beauty belongs to everyone
  - ✓ Confident empowerment – pin-ups evoke same feeling of feminine beauty and confidence as uploading a selfie does today
- Expanding professional salon distribution network, currently selling in networks supporting over 5000 customers
- Potential licensing opportunities and brand extensions include swimwear, sunglasses and intimate apparel
- Management team includes former top executives from Columbia Beauty Supply, had 267 employees, serviced over 30,000 salons, and annual sales exceeded $67 million with a growth rate of 9%, and was acquired by L'Oreal
- #1 trending story in the world for 10 days
- Story has reached over 1 billion people with worldwide media coverage to date
- Beauty & Pin-Ups donates .5% of net sales to support *Best Buddies® International*

### Katie Meade

Supermodel, champion and *Best Buddies International* Ambassador

Katie Meade lives a powerful life with Down syndrome, which does not define her. She empowers people through the non-profit led by one of Level Brands' directors, Anthony Kennedy Shriver. As the first woman in history with Down syndrome to secure a major beauty contract and star in a beauty campaign, Katie is *Fearless*.

People BuzzFeed COSMOPOLITAN TODAY

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# Leadership | Management

**Kathy Ireland**

Chief Brand Strategist
& Chairman Emeritus

One of the most successful entrepreneurs in America and a global humanitarian, Ms. Ireland is Chairman & CEO of *kathy ireland*® Worldwide; founded in 1993 with a Moretz Sports' collection of athletic socks, continuing an iconic fashion career, beginning as a supermodel. By 2003, *kathy ireland*® socks sold over 100 million pairs. *k*iWW® is listed as one of the most powerful brands globally, by *License Global* magazine. Ms. Ireland credits teamwork and dedication for the success of *k*iWW®. She has graced the cover of *Forbes* multiple times, per Fairchild Publications, is one of the 50 most influential people in fashion, and is first Ambassador for YWCA - GLA, Best Buddies, and The Elizabeth Taylor AIDS Foundation.

**Martin A. Sumichrast**

Chief Executive Officer &
Chairman of the Board

Mr. Sumichrast's 25-year executive entrepreneurial career spans business development, finance and investment, and real estate. He has extensive hands-on experience building businesses and has participated in dozens of transactions including M&A. Mr. Sumichrast became Chairman of Level Brands, Inc. shortly after inception. Mr. Sumichrast is Managing Director of Washington Capital, LLC, a family office and Managing Member of Stone Street Capital, LLC, a Charlotte, NC-based private investment company. He serves as Independent Trustee of the Barings Capital Global Short Duration High Yield Fund (NYSE: BGH), and Barings Capital Fund Trust.

**Stephen Roseberry**

President & Chief Marketing
Officer, I'M1 & EE1

Mr. Roseberry is responsible for licensing and strategic marketing at *kathy ireland*® Worldwide and Level Brands' I'M1 and EE1 brands. His leadership skills and business acumen are transformational in *k*iWW® becoming a global licensing brand. Mr. Roseberry serves as a member of both the *k*iWW® and Sterling Winters Co. Board of Directors. He has spent his entire career in service to *kathy ireland's*® business endeavors. Mr. Roseberry is an accomplished producer for HBO, Showtime, PBS, Lifetime, TNN and the highest rated films in the history of ABC Family Television - Once Upon A Christmas and Twice Upon A Christmas, starring *kathy ireland*® which air annually in over 50 countries.

**Mark S. Elliott**

Chief Financial Officer &
Chief Operating Officer

Mr. Elliott's 30 years' business experience includes leadership positions in financial, retail, consulting and government sectors. As founder and partner of Premier Alliance Group, currently named root9B Holdings, Inc., he directed its transformation to a public market company and successfully integrated six strategic M&A transactions, as Chairman and CEO, 2004-2013. He also served as its CFO, 2004-2010, and Chief Administrative Officer, 2014-2015. His career includes technology and management positions with Fortune 500 companies, JC Penney and First Union National Bank.

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# Leadership | Board of Directors

**Martin A. Sumichrast**
Chairman

CEO of Level Brands, Inc., Mr. Sumichrast's 25-year executive entrepreneurial career spans business development, finance and investment, and real estate. He became Chairman of Level Brands, Inc. shortly after inception. Mr. Sumichrast is Managing Director of Washington Capital, LLC, a family office and Managing Member of Stone Street Capital, LLC, a Charlotte, NC-based private investment company. He serves as Independent Trustee of the Barings Capital Global Short Duration High Yield Fund (NYSE: BGH), and Barings Capital Fund Trust.

**Erik Sterling**
Director

Mr. Sterling is a Co-Founder of *kathy ireland®* Worldwide (*k*IWW®), as well as Sterling Winters Co., a brand-building, marketing and management firm established in 1978, and now a wholly owned subsidiary of *k*IWW®. He is also Vice Chairman and Chief Financial Officer of *k*IWW®. Mr. Sterling's philanthropic pursuits include the March of Dimes, the Elizabeth Taylor AIDS Foundation, the Saban Free Clinic, and the American Home Furnishings Hall of Fame. Mr. Sterling has four decades of branding, marketing, executive leadership and operational experience.

**Anthony K. Shriver**
Director

Mr. Shriver is Chairman and CEO of Best Buddies® International, a nonprofit 501(C)(3) organization he founded in 1989, establishing a global volunteer movement that creates advantages for people with intellectual and developmental disabilities. Best Buddies has grown from one chapter to nearly 1,900 middle- and high-school and college chapters worldwide, impacting over one million people per year, with participant programs in every state and over 50 countries. Mr. Shriver has dedicated his life to charitable efforts.

**Seymour G. Siegel**
Director

Mr. Siegel's 35-year career in public accounting and SEC regulatory matters includes a strong background in M&A, startups, cost-cutting initiatives, profit enhancements and business operations. He is President of Siegel Rich, Inc. a consulting firm, since 2014, and was a principal emeritus at Rothstein Kass. A CPA by training, Mr. Siegel has served on the boards of about a dozen public companies and has been a director and officer of numerous business, philanthropic and civic organizations.

**Bakari Sellers**
Director

An attorney, political commentator at CNN, and former member of the South Carolina House of Representatives, 2006-2014, Mr. Sellers has been a member of the Strom Law Firm, LLC, in Columbia, since 2007. He made history as the youngest member of the SC State Legislature and youngest African American elected official in the US. Mr. Sellers is an advocate of progressive public policies to address issues ranging from education and poverty, to preventing domestic violence and childhood obesity.

**Gregory C. Morris**
Director

Mr. Morris's extensive executive-level experience in public companies focuses on finance, investments, benefits, risk management, legal and human resources. Currently Vice President of Human Resources at Healthstat, Mr. Morris also served as Vice President of Administration and Corporate Secretary at Swisher Hygiene. Mr. Morris has over 15 years of board of director experience, having served on publicly traded and non-profit boards.

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# Financial Snapshot

| | 3 Months Ended June 30, 2017 | 3 Months Ended June 30, 2016 | 9 Months Ended June 30, 2017 | 9 Months Ended June 30, 2016 |
|---|---|---|---|---|
| Sales | $ 1,867,590 | $ 492,319 | $ 4,199,412 | $ 2,043,491 |
| Allowances | (80,581) | (106,833) | (804,025) | (242,137) |
| **Net Sales** | **1,787,009** | **385,486** | **3,395,387** | **1,801,354** |
| Cost of goods sold | 261,420 | 321,341 | 822,556 | 1,248,984 |
| **Gross Profit** | **1,525,589** | **64,145** | **2,572,831** | **552,370** |
| Operating expenses | 853,670 | 1,485,887 | 2,536,586 | 3,255,901 |
| **Income (Loss) from operations** | **671,919** | **(1,421,742)** | **36,245** | **(2,703,531)** |
| Debt conversion expense | (446,250) | - | (446,250) | - |
| Other than temporary impairment on marketable securities | (175,000) | - | (175,000) | - |
| Interest expense | (229,220) | (15,433) | (500,353) | (67,026) |
| **Loss before provision for income taxes** | **(178,551)** | **(1,437,175)** | **(1,085,358)** | **(2,770,557)** |
| Provision for income taxes | 36,642 | (2,000) | (42,250) | (6,000) |
| **Net Income (Loss)** | **(141,909)** | **(1,439,175)** | **(1,127,608)** | **(2,776,557)** |
| Net Income (Loss) attributable to noncontrolling interest | 68,781 | (232,704) | 272,798 | (451,958) |
| **Net Loss attributable to Level Brands, Inc. common shareholders** | **$ (210,690)** | **$ (1,206,471)** | **$ (1,400,406)** | **$ (2,324,599)** |
| Net Loss per share: | | | | |
| Basic | $ (0.04) | $ (0.40) | $ (0.34) | $ (0.82) |
| Diluted | $ (0.04) | $ (0.40) | $ (0.34) | $ (0.82) |
| Weighted average number of shares | 4,686,947 | 3,037,631 | 4,128,541 | 2,840,567 |

## Financial Highlights

- For the three months ended June 30th 2017 vs. 2016
  - 364% increase in Net Sales
  - Gross profit of $1.5 million+
  - Net Loss decreased to $210k, including $404k of non-cash expenses
- Year-to-date in 2017, we have earned:
  - Licensing fees from 2 brand partnerships
  - Advisory fees from 7 brand partnerships
  - 8 brand partnerships with a royalty opportunity going forward from LB/IM'1/EE1 generated sales
- $0 Term Debt

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# Pre-Closing Capitalization

| | | |
|---|---|---|
| Common Shares* | 5,792,261 | 91.4% |
| Options ($5.75 WAEP) | 333,300 | 5.3% |
| Warrants ($7.80 WAEP) | 212,176 | 3.3% |
| | 6,337,737 | 100% |

LB Level Brands

* Excluding up to 2,000,000 shares to be sold in the IPO, up to 100,000 selling agent warrants, 236,667 shares from stock awards not yet vested and 903,816 shares in our stock option plan, available for grants not yet made.
** WAEP - weighted average exercise price.

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# Socially Responsible to the Core

## Millennium Development Goals*

Each partner, client and licensee is encouraged to join the team in supporting Millennium Development Goals to improve the condition of lives around the world:

1. We must eradicate extreme poverty and hunger
2. Achieve universal primary education
3. Promote gender equality and empower women
4. Reduce child mortality
5. Improve maternal health
6. Combat HIV/AIDS, malaria, and other diseases
7. Ensure environmental sustainability
8. Develop a global partnership for development
9. Bring opportunities of financial stability and healthcare to American Veterans and their families
10. Stop human trafficking

LB Level Brands

* #1-8 are Millennium Development Goals originally established by the United Nations in September 2000. *Kathy Ireland*® personally added 9 & 10.

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# Investment Highlights

## Licensing – A Powerful Business Model

- Leading brand builders: *kiWW®* team, and Level Brands' seasoned business and finance executives provide leadership
- Growing portfolios of multi-dimensional, IP-protected lifestyle brands
- Extensive licensing opportunities in and additional avenues for brand expansion & enhancement
- Potential for initial and recurring revenue streams
- Additional potential for capital appreciation.
- Our Licensing Model is a non-capital intensive business – low overhead, no inventory
- Four diversified brands/business units, with potential new business pipelines
- Target market sectors include art, beauty, fashion, health & wellness, travel, publishing, entertainment, and more
- Licensing model gross margins are high and expected to be approximately 92%
- High growth areas and potential - In 6 months I'M1 and EE1 have generated $2.5 million in sales (cash and non cash)
- Annual royalty fees potentially between 4% and 7% , contracted for 5 to 10 years

SUPERMODEL
SUPERMOGUL
KATHY IRELAND OUTSELLS MARTHA STEWART
THE STRANGE BUT TRUE TRIUMPH OF A

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Level Brands

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LB

Level Brands

# Thank you.

**Reg A+: BANQ**

banq.com/listings/lb

**Investor Relations: MDC GROUP**

Contact: David Castaneda, Arsen Mugurdumov

(414) 351-9758 | IR@LevelBrands.com

# Addendum | Directional Decision-Making Matrix

| Sourced by kiWW® | Investment or Entity Purchase | License, Advisory or Brand Ambassador | Third Party Corporate Brand Management or Marketing Opportunity |
|---|---|---|---|
| For Level Brands | Level Brands has ROFR for up to 50% (remainder to kiWW®) | N/A | N/A |
| For I'M1 | N/A | ROFR for I'M1 | N/A |
| For EE1 | N/A | N/A | ROFR for EE1 |
| For BPU | N/A | ROFR for BPU | N/A |
| For kiWW® | No obligation to Level, I'M1, EE1 or BPU ROFR for Level Brands | No obligation (unless exclusively in Men's Category, then ROFR for I'M1) | No obligation to Level Brands, I'M1, EE1 or BPU |
| For kathy ireland® Health & Wellness | N/A | To Level Brands | N/A<br>N/A |

| Sourced by Level Brands | Investment or Entity Purchase | License, Advisory or Brand Ambassador | Third Party Corporate Brand Management or Marketing Opportunity |
|---|---|---|---|
| For kiWW® | kiWW® has ROFR for up to 50% (remainder to Level Brands) | Referral fee of 50% of compensation | Referral fee of 50% of compensation |
| For I'M1 | N/A | To I'M1 | N/A |
| For EE1 | N/A | N/A | To EE1 |
| For BPU | N/A | To BPU | N/A |
| For Level Brands | No obligation to kiWW® | N/A | N/A |
| For kathy ireland® Health & Wellness | No obligation to kiWW® | To Level Brands | To Level Brands |

kiWW® is obligated to refer certain kiWW®-sourced opportunities to Level Brands. Level Brands has the opportunity to earn fees on transactions it sources for kiWW®.

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# Kathy Ireland® Forbes Segment

Please view video @ www.LevelBrands.com/media

F
Cover Story
Kathy Ireland
Sheds The Swimsuit,
Banks $350 Million
A CONVERSATION W/ DOROTHY POMERANTZ, FORBES STAFF
DAN BIGMAN

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